Exhibit 99

FOR IMMEDIATE RELEASE

CONTACT:	CYNTHIA GEORGESON 262-631-6600

JOHNSON OUTDOORS TO REMAIN A PUBLIC COMPANY

Racine, Wisconsin, March 22, 2005 – JOHNSON OUTDOORS INC. (Nasdaq: JOUT) today announced that while its proposed merger with JO Acquisition Corp. received enormous support from Johnson Outdoors’ longstanding shareholders, it did not receive the support of some institutions that more recently became shareholders. Consequently, the company did not receive the supermajority vote of shareholders as required under Wisconsin law for approval at today’s special meeting.

Helen Johnson-Leipold, the Chairman and Chief Executive Officer of Johnson Outdoors, said, “While the outcome of today’s vote isn’t what we had hoped for, I want to thank all of our shareholders who supported this merger and reaffirm my strong commitment to Johnson Outdoors and its future.”

ABOUT JOHNSON OUTDOORS INC.

Johnson Outdoors is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The Company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Equipment. Johnson Outdoors’ familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak™ and Necky® kayaks; Minn Kota® motors; Humminbird® fishfinders; SCUBAPRO® and UWATEC® dive equipment; and Eureka!® tents.

Visit Johnson Outdoors online at http://www.JohnsonOutdoors.com.